Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the Quarterly  Report of Vibrant  Health  International,  a
Nevada  corporation (the  "Company"),  on Form 10-QSB for the period ending June
30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I,
Thomas H. McAdam,  Chief Executive  Officer and Chief  Financial  Officer of the
Company,  certify,  pursuant to 18 U.S.C.  Section 1350, as adopted  pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully  complies with the  requirements  of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

                                                                       /s/Thomas McAdam
                                                                       --------------------------
                                                                       Thomas H. McAdam
                                                                       Chief Executive Officer and
                                                                       Chief Financial Officer
July 22, 2004